Exhibit 4.2

NO. _______                       COMMON STOCK               ____________ SHARES

                                                             CUSIP _____________

                                                         SEE REVERSE FOR CERTAIN
                                                               DEFINITIONS

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                     --------------------------------------
              Incorporated under the Laws of the State of Delaware





          THIS CERTIFIES THAT ____________________________________________ is
the owner of __________________________________________________ (_____________)
fully paid and nonassessable shares, par value $0.0001 per share, of the Common Stock of NORTH AMERICAN INSURANCE LEADERS, INC. (hereinafter and on the reverse hereof called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of _____________, 2005.



Countersigned and Registered:                                             (SEAL)
Transfer Agent and Registrar                ------------------------------
                                            Scott A. Levine
                                            Chairman of the Board

By:
     ------------------------------         ------------------------------
      Authorized Signatory                  William R. de Jonge
                                            President

                                IMPORTANT NOTICE

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

                                   ----------
 The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  -  as tenants in common         UNIF GIFT MIN ACT _________________    Custodian _________

TEN ENT  -  as tenants by the entireties                   (Custodian)                    (Minor)
JT TEN   -  as joint tenants with right
            of survivorship and not as                     under Uniform Gifts to Minors Act of
            tenants in common                              _______________________________________
                                                           (State)
                           Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS

UNTO___________________________________________________________________________,
    (Please print or typewrite name and address, including zip code, and social security number of assignee)

________________________________ (______________) shares of Common Stock of the

Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ______________________________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated: ___________________       _______________________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.


Signature(s) Guaranteed:

____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.